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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GAMING PARTNERS INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 6, 2009

To the Stockholders of Gaming Partners International Corporation:

        You are cordially invited to attend our 2009 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Wednesday, May 6, 2009 9:00 a.m., Pacific Time
WHERE:	Gaming Partners International Corporation 1700 Industrial Road Las Vegas, Nevada 89102-2620
ITEMS OF BUSINESS:	•	Elect seven directors for terms expiring in 2010
	•	Approve the stock option agreement with Gregory S. Gronau
	•	Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009
	•	Consider any other matters that may properly come before the Annual Meeting
RECORD DATE:	March 12, 2009
VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

        On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of the 2008 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

Gay A. Nordfelt
 Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Stockholder Meeting
The Proxy Statement and Annual Report on Form 10-K are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100797&p=irol-sec

GAMING PARTNERS INTERNATIONAL CORPORATION

GAMING PARTNERS INTERNATIONAL CORPORATION
1700 Industrial Road
Las Vegas, Nevada 89102-2620
(702) 384-2425

PROXY STATEMENT

        This proxy statement is being furnished to our stockholders beginning on or about April 6, 2009, in connection with the solicitation of proxies by the Board of Directors of Gaming Partners International Corporation (the Company or GPIC), to be used at the Annual Meeting of Stockholders (the Annual Meeting) on May 6, 2009, at 1700 Industrial Road, Las Vegas, Nevada 89102-2620, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I being asked to vote on?

  The election of seven nominees to serve on our Board of Directors for terms expiring in 2010.

  The approval of the stock option agreement with Gregory S. Gronau.

  The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

  Any other matters that may properly come before the Annual Meeting.

What are the board's voting recommendations?

  Our Board of Directors recommends a vote FOR each of the seven director nominees.

  Our Board of Directors recommends a vote FOR the approval of the stock option agreement with Gregory S. Gronau.

  Our Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

What is the vote required for each proposal?

  Once a quorum has been established, the following votes are required for approval of the respective matters:

  Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the seven individuals receiving the largest number of votes will be elected as directors.

  The proposal to approve the stock option agreement with Mr. Gronau will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

  The proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

Who is entitled to vote?

  Common stockholders of record as of the close of business on the record date are entitled to vote. The record date for the Annual Meeting is March 12, 2009. Each outstanding share of our common stock is entitled to one vote upon the proposals presented.

How do I vote?

  If you are the record holder of your shares, there are two ways to vote:

  •
  By completing and mailing the enclosed proxy card.

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  By written ballot at the Annual Meeting.

  If your shares are held by a broker, bank or other nominee (that is, in street name), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares or obtain an authorization from your broker allowing you to vote your shares at the Annual Meeting in person or by proxy. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market, Inc. (NASDAQ) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as "broker non-votes." Proposal 1 "Election of Directors" and Proposal 3 "Ratification of Independent Registered Public Accounting Firm" are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. Proposal 2 "Approval of the Stock Option Agreement with Gregory S. Gronau" is considered non-routine. Accordingly, brokers do not have discretion to vote on this proposal without your instruction.

What does it mean if I get more than one proxy?

  It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are voted.

What constitutes a quorum?

  As of the record date, March 12, 2009, there were 8,103,401 shares of our common stock outstanding. In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a "quorum." Abstentions and shares which are the subject of broker non-votes will count toward establishing a quorum.

Can I change my vote?

  If you are the record holder of your shares, you can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

  •
  returning a later-dated proxy card; or

  •
  attending the meeting and voting your shares in person; or

  •
  notifying our Secretary by written revocation letter.

  Our Secretary is Gay A. Nordfelt. Any changed vote or revocation should be filed with her at our corporate headquarters at 1700 Industrial Road, Las Vegas, Nevada, 89102-2620.

  If your shares are held in street name and you previously instructed your broker, bank or other nominee on how to vote your shares, you will need to contact your broker, bank or other nominee in order to change your vote.

  Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you directed. If no direction is given, the proxies will be voted as our Board of Directors recommends.

Who conducts the proxy solicitation?

  Our Board of Directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

  Our Board of Directors will appoint one or more employees to serve as an Inspector of Elections to tabulate the voted proxies.

PROPOSAL 1—ELECTION OF DIRECTORS

        The current term of office of all of our directors expires at the 2009 Annual Meeting. Our Board of Directors has proposed the election of the following nominees, all of whom are currently serving as directors, for a new one-year term and until their respective successors have been duly elected and qualified. Each of the directors listed below has consented to being nominated and to serve if elected. In the event that any director nominee becomes unable to serve for any reason, the persons named as proxyholders reserve full discretion to vote for any other person who may be nominated or for the balance of the nominees, leaving a vacancy unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors.

Nominees for Election of Directors

        Martin A. Berkowitz, 60, has been a director since August 2007. He is currently the Chief Financial Officer of Virtual Coaching, LLC, a technology-enabled service company based in New York City. From 2007 to 2008, Mr. Berkowitz was Chief Financial Officer of ChildNet, Inc, a community-based non-profit corporation that administers foster care and adoptive services for Broward County, Florida. From 2006 to 2007, he was a consultant in the areas of financial management and business development. He was Chief Financial Officer for the Miami-Dade County Public Schools in 2005 and 2006. From 2002 to 2004, Mr. Berkowitz held the positions of Senior Vice President and Chief Financial Officer, then President and Chief Executive Officer of the National Veterans Business Development Corporation. He retired as Senior Vice President from Prudential Financial in 2000 following a twenty-five year career where he served as Comptroller of the individual insurance unit, Chief Financial Officer of the investment management business unit, and the Corporate Comptroller. He played a major role in the conversion of Prudential from a mutual insurance company to a public shareholder-owned company. Mr. Berkowitz earned his Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst in 1970 and his Master of Business Administration from St. John's University in 1975. He has attended executive programs at the University of Michigan, Stanford University and Harvard University.

        Elisabeth Carrette, 64, has been a director since January 2005. Mrs. Carrette is the President of the Supervisory Board of Holding Wilson, S.A., a privately-held French company that through its affiliates engages in consulting and food distribution. Holding Wilson, S.A. is the principal stockholder of the Company. For more than two decades, Mrs. Carrette has served on both the Executive and Supervisory Boards of Holding Wilson, S.A. and helped define the strategy of the group.

        Gerard P. Charlier, 70, has been a director and our President and Chief Executive Officer since September 2002. Mr. Charlier served as our Secretary from March 2003 until December 2006 and as our interim Chief Financial Officer from August 2006 to December 2006. Mr. Charlier has been President and Chief Executive Officer of GPI SAS since 1994 and President and Chief Executive Officer of the former Bud Jones Company from 2000 to 2002, when it merged into Gaming Partners International USA, Inc. Mr. Charlier worked from 1965 to 1968 for The Cincinnati Milling Machine in Cincinnati, Ohio. Mr. Charlier worked for Booz Allen & Hamilton in London and Paris in 1968 and 1969. He then joined Peat Marwick Mitchell Management Consulting (now KPMG) in Paris in 1969 where he became Partner in 1975 and acted as Partner in Charge of the German Management Consulting Department from 1978 to 1982. From 1982 to 1985, Mr. Charlier served as Vice President of International Development of Dexi International, a French company specializing in the manufacture of cosmetic products distributed by party plans. From 1985 to 1988 and again from 1991 to 1994, Mr. Charlier was an independent management consultant for G.C. Management, a firm that he owned. Between 1988 and 1991, Mr. Charlier served as the General Manager in France of Arthur D. Little, a management consulting firm based in Cambridge, Massachusetts. Mr. Charlier holds a mechanical engineering degree from Ecole Nationale d'Arts et Métiers in Paris (1962), a Master of Science in Electrical Engineering from Stanford University, California (1963) and a Master of Business Administration from INSEAD in Fontainebleau, France (1968).

        Eric P. Endy, 54, has been a director since our inception in 1993. Mr. Endy was our Executive Vice President from September 2002 to March 2003, and served as a consultant to us from April 2003 to September 2007. He served as our Secretary from May 1984 to March 2003, Chairman of the Board and Chief Executive Officer from November 1998 to September 2002, President from January 1994 to September 2002 and Treasurer from July 2001 to September 2002. From May 1998 to July 1998, Mr. Endy was our Treasurer and from January 1994 to July 1995, Mr. Endy was our Chief Operating Officer. Mr. Endy was Chairman of the Board, President and Chief Executive Officer of the former Paul-Son Gaming Supplies from November 1998 to September 2002, and Executive Vice President and General Manager of the former Paul-Son Gaming Supplies from July 1990 to November 1998. Mr. Endy received a Master of Arts from California State University-Los Angeles in 1981 and a Master of Business Administration from the University of Nevada-Las Vegas in 2007.

        Charles R. Henry, 71, has been a director since June 2006. Mr. Henry is a retired two-star general, with 41 years of leadership experience, a distinguished military career and an advanced law degree. He is currently the President of CRH, Inc., a consulting firm specializing in defense acquisition issues. From 2005 to 2007, he was the Chief Operating Officer and, from 1994 to 2007, a board member of CEG Company in Rico Rica, Arizona, a leading producer of wiring harnesses for military vehicles. Prior to that, he was a consultant in Washington D.C. for various companies on defense issues. In 2001, he was also appointed Chief Executive Officer and President of the National Veterans Business Development Corporation, part of Public Law 106-50, which was created by Congress. From 1997 to 2001, Mr. Henry served as President of LFR Levine Fricke, an environmental management and consulting firm, which is an affiliate of Holding Wilson, S.A., our principal stockholder. Mr. Henry holds an undergraduate degree in economics from Middle Tennessee State University; he is a graduate of the United States Army War College and the United States Army Command and General Staff College; he holds a J.D. and a L.L.M. degree from Woodrow Wilson Law School.

        Robert J. Kelly, 53, has been a director since February 2006. Mr. Kelly received a Master in Business Administration from Harvard in 1986 and an engineering degree from Princeton in 1977. Since 2000, Mr. Kelly has been the founder, patent holder and primary stockholder of EarthSource Inc., Raynham, Massachusetts, a waste-water treatment plant. He is also a civil engineer and responsible for designing the EarthSource process and managing its operations. From 1994 to 2000, Mr. Kelly worked with LFR, Inc., an environmental engineering company and affiliate of Holding Wilson, S.A., our principal stockholder. Prior to 1994, Mr. Kelly worked as a Division Manager for OHM Corporation, a publicly-traded company that provides technology-based, on-site hazardous waste remediation environmental services, and as a Field Service Manager at IT Corporation, a publicly-traded company in the environmental engineering business, providing environmental consulting, engineering and construction and remediation services.

        Alain Thieffry, 53, has been a director since September 2002. Mr. Thieffry has served as President of the Executive Board of Holding Wilson, S.A. since February 2002. He has been an executive officer of Holding Wilson, S.A. since 1984. Since 2003, Mr. Thieffry has also served as Chief Executive Officer of DeRoche, S.A., wholly-owned subsidiary of Holding Wilson, S.A. Mr. Thieffry holds Masters of Law and Business Administration and the equivalent of a CPA license in France.

Board of Directors and Committees of the Board

        Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our Board of Directors strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. During 2008, our Board of Directors held nine meetings and acted by unanimous written consent on one other occasion. Each director attended at least 75% of the board meetings and committee meetings during the period he/she served as a member. Our non-management directors met five times during 2008. We encourage our directors to attend our annual meetings of stockholders. All but one of our directors attended our 2008 annual meeting of stockholders.

        The framework for our corporate governance is provided by: (a) Nevada corporate law, (b) our articles of incorporation and our bylaws, (c) charters of our board committees, and (d) our codes of ethics and conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the Securities and Exchange Commission (SEC), and the listing requirements and rules of NASDAQ, where our common stock is listed.

        Mrs. Carrette and Mr. Endy have determined that as a result of the first right of refusal between them in connection with the holding of our equity securities that they are acting as a group within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended (the Securities Act). Mrs. Carrette and Mr. Endy each have publicly filed Schedules 13D reporting the existence of a group between them. In addition, excluding the shares beneficially owned by Mr. Endy, Mrs. Carrette beneficially owns more than 50% of our voting power. As a result, our Board of Directors has determined that we are a "controlled company" and are therefore exempt from certain of the NASDAQ rules, including requirements for a majority independent board and independent compensation and nominating committees.

        Under applicable SEC and NASDAQ rules, the existence of certain "related party" transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by the Board of Directors that the director is independent. The Board of Directors has determined that the following directors meet the standards of independence under the applicable NASDAQ listing standards: Martin A. Berkowitz, Charles R. Henry and Robert J. Kelly.

        Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating and Governance Committee. The charter for each committee, as well as our Code of Ethics and Code of Conduct, are available on our website at www.gpigaming.com. These documents are also available in print, free of charge, to any stockholder upon request. We may revise these policies from time to time and will promptly post revisions on our website. No charter has been adopted for our Compliance Committee.

        The Audit Committee, a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act), assists our Board of Directors in overseeing the accounting and financial reporting processes of the Company and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, the performance of our internal audit function and independent public accountants, and such other duties as may be directed by our Board of Directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the "independence" requirements of the SEC and NASDAQ for audit committee members. The current members of the Audit Committee are Mr. Kelly, who is the committee chair, Mr. Henry and Mr. Berkowitz. The Board of Directors has determined that each of the current members of the Audit Committee satisfies the above-referenced independence requirements. Our Board of Directors believes that each member of the Audit Committee is able to read and understand financial statements, and that at least one of the members has past employment experience or background which results in his financial sophistication. The Board of Directors believes that Mr. Berkowitz qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of SEC Regulation S-K. Our Audit Committee met seven times in fiscal 2008.

        The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of the Company's executive officers and directors. The Compensation Committee's responsibilities include:

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  establishing and reviewing the overall corporate policies, goals and objectives for the compensation of the Company's chief executive officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past years compensation to executives, tax and accounting treatment and other relevant factors;

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  evaluating the performance of the Company's chief executive officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the chief executive officer and other executives officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determine the appropriate allocation among individual elements in light of the corporate goals and the performance evaluation; and

  •
  making recommendations to the Company's Board of Directors regarding the salaries, benefits and other compensation of the Company's non-employee directors, committee chairpersons, and committee members.

        The Compensation Committee administers our 1994 Long-Term Incentive Plan, as amended (Incentive Plan). The Incentive Plan expired on January 30, 2004, except as to the stock options outstanding on that date. Commencing in June 2007, the Compensation Committee also administers the 1994 Directors' Stock Option Plan, as amended (Directors' Plan), but it has no discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan. All actions and decisions of the Compensation Committee under the Directors' Plan (other than grants of non-discretionary options) are subject to approval by our Board of Directors. The current members of the Compensation Committee are Mr. Thieffry, who is the committee chair, Mr. Kelly and Mr. Berkowitz. Our Compensation Committee met one time in fiscal 2008. No interlocking relationship exists, or in the past has existed, between any member of our Compensation Committee and any member of any other company's board of directors or compensation committee.

        The Compliance Committee is responsible for identifying and evaluating any situations involving us or our affiliates which may have a negative effect upon the objectives of gaming control. The Compliance Committee currently consists of Messrs. Charlier and Kelly and Ms. Laura McAllister Cox, our Chief Legal and Gaming Compliance Officer. The Compliance Committee held two meetings during fiscal 2008. The Compliance Committee reports to our Board of Directors and advises our Board of Directors, after investigation, of activities that might be inappropriate. Among other things, our Chief Legal and Gaming Compliance Officer determines that all transactions involving gaming supplies and gaming equipment are with appropriately licensed casinos, distributors and vendors and reports to the committee regarding matters which may include, but are not limited to, material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate's benefits. Additionally, the committee requires that appropriate background checks be conducted on several categories of persons, including, but not limited to, stockholders holding a 5% or more beneficial ownership interest, officers, directors, lenders, vendors, customers, partners, joint ventures and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our stockholders, and may require review of foreign entities with which we do business.

        The Nominating and Governance Committee, which currently consists of Messrs. Kelly, Henry and Berkowitz, is responsible for identifying qualified candidates to be presented to our Board of Directors for nomination as directors, selecting, or recommending that the Board of Directors select, director nominees for the next annual meeting, and assisting our Board of Directors in carrying out its responsibilities relating to our corporate governance practices. Our Nominating and Governance Committee met one time in fiscal

2008. Each of the current members of the Nominating and Governance Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

        The Nominating and Governance Committee will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for directors must be delivered not less than 90 days or more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. Nominations shall set forth (i) the name and address of the stockholder and/or beneficial owner proposing the nomination, (ii) the number of shares of stock held of record and beneficially by such stockholder, (iii) a representation that the stockholder is a beneficial or record owner of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected, (v) a brief description of the proposed nominee's business experience for the previous five years and all other information regarding such proposed nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and (v) all other information that would be required to be filed with the SEC if the person proposing such nomination were a participant in a solicitation subject to Section 14 of the Exchange Act. Nominations should be delivered to the Nominating and Governance Committee at the following address:

Gaming Partners International Corporation
c/o Corporate Secretary
1700 Industrial Road
Las Vegas, Nevada 89102-2620

        In considering possible candidates for election as a director, the Nominating and Governance Committee will consider such factors as overall business experiences, diversity, experience in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors, as well as any contractual obligations relating to the election of directors.

        The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees, as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the Annual Meeting. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

        We have adopted a Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and a Code of Conduct, which applies to all of our directors and employees, to the fullest extent permitted under the applicable laws of the country where such employees are domiciled. If we make any amendments to the Code of Ethics or the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the codes to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website at www.gpigaming.com.

Communications with the Board of Directors

        You can contact our Board of Directors or any of our directors by writing to them at the same mailing address provided above for delivery of director nominations. At each Audit Committee meeting, the Secretary will present a summary of stockholder communications received since the last meeting, and will make the communications available to the applicable director or committee upon request. Employees and others who wish to contact the Board of Directors or any member of the Audit Committee anonymously to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the same mailing address listed above. All communications are confidential.

 Director Compensation Table—2008

        The following table presents information regarding the compensation paid during 2008 to members of our Board of Directors who are not also employees. The compensation paid to Gerard P. Charlier, who is employed by us, is presented below in the Summary Compensation Table and related explanatory tables below. Mr. Charlier is not entitled to receive additional compensation for his services as a director.

Name	Fees Earned	Stock Awards	Option Awards(1)		Non-Equity ncentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Martin A. Berkowitz	$32,000	—	$64,058	(2)	—	—	—	$96,058
Elisabeth Carrette	$23,400	—	$8,813	(3)	—	—	—	$32,213
Eric P. Endy	$27,000	—	$6,823	(4)	—	—	—	$33,823
Alain Thieffry	$27,000	—	$11,021	(5)	—	—	—	$38,021
Robert J. Kelly	$38,300	—	$98,587	(6)	—	—	—	$136,887
Charles R. Henry	$34,100	—	$100,708	(7)	—	—	—	$134,808

(1)
The amounts reported in this column reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2008. On May 9, 2008, a total of 40,000 discretionary stock options were granted to three directors for board services performed in excess of their normal board responsibilities. The resulting aggregate share-based compensation expense was $154,000. All other 2008 grants were non-discretionary. No stock options granted to our current non-employee directors expired during fiscal 2008. A stock option for 10,000 shares granted to a former non-employee director expired in fiscal 2008. For additional information, please refer to the Company's Form 10-K for the year ended December 31, 2008, Part II—Item 8. Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 14. The amounts reflect our accounting expense for these awards, and does not correspond to the actual value that may be received by the directors.

(2)
Based upon options to purchase (i) 6,000 shares granted on August 8, 2007 and vesting over three years, (ii) 10,000 shares granted and vested on May 9, 2008, and (iii) 3,000 shares granted and vested on August 8, 2008.

(3)
Based upon options to purchase (i) 6,000 shares granted on January 27, 2005 and vesting over three years, and (ii) 2,000 shares granted and vested on January 27, 2008.

(4)
Based upon an option to purchase 2,000 shares granted and vested on December 22, 2008.

(5)
Based upon an option to purchase 3,500 shares granted and vested on September 12, 2008.

(6)
Based upon options to purchase (i) 6,000 shares granted on February 15, 2006 and vesting over 3 years, (ii) 4,500 shares granted and vested on February 15, 2007, (iii) 4,500 shares granted and vested on February 15, 2008, and (iv) 15,000 shares granted and vested on May 9, 2008.

(7)
Based upon options to purchase (i) 6,000 shares granted on June 30, 2006 and vesting over three years, (ii) 15,000 shares granted and vested on May 9, 2008, and (iii) 1,500 shares granted and vested on June 30, 2008.

Non-Employee Director Compensation

        Non-employee directors receive an annual fee of $18,000, plus $1,400 for attending in person (or $750 for participating by telephone) for each regular Board of Directors meeting and each Audit Committee meeting (so long as they are a member of such committee), and $500 for attending (either in person or by telephone) each other non-regular or special board or committee meeting. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings. Each non-employee director also receives non-qualified stock options under the Directors' Plan.

        The Directors' Plan provides for the grant of discretionary and non-discretionary stock option grants to non-employee directors. The aggregate number of shares issuable under the Directors' Plan is 450,000, of which up to 100,000 shares may be subject to discretionary stock options. Eligible non-employee directors initially receive a one-time stock option to purchase 6,000 shares of common stock following such director's election to the Board of Directors. Thereafter, each such director receives a non-discretionary stock option to purchase 2,000 shares of common stock each year at the beginning of such directors' fourth year of service. In addition, on the anniversary of each such director's election or appointment to the Board of Directors such director also receives non-discretionary stock options to purchase 1,500 shares of common stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant. The Board of Directors may also grant discretionary options from time to time to non-employee directors, subject to and consistent with the provisions of the Directors' Plan. The initial non-discretionary stock option vests in equal installments over a three-year period. Annual non-discretionary stock options and discretionary stock options are fully-vested on the date of grant, but are not exercisable for six months and the day after the date of grant. Unless special circumstances exist, each stock option expires on the earlier of the tenth anniversary of the date of its grant or nine months after the non-employee director ceases to be a director for any reason other than death or two years after the non-employee director ceases to be a director due to his or her death. The stock option exercise price is the closing price of the Company's sale price on the date such stock option is granted.

        Our non-employee directors who are currently eligible to participate in the Directors' Plan are Martin A. Berkowitz, Elisabeth Carrette, Eric P. Endy, Charles R. Henry, Robert J. Kelly and Alain Thieffry. Directors who are also employed as regular salaried officers or employees do not receive any fees or additional remuneration to serve on our Board of Directors or its committees.

        The directors realize value from their stock options only when exercised, and only to the extent that the price of our common stock on the exercise date exceeds the price of our common stock on the grant date.

Recommendation of Our Board of Directors

        Directors will be elected by a plurality of the votes cast by the shares entitled to vote, as long as a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

        Our Board of Directors recommends that you vote "FOR" all the director nominees.

OTHER INFORMATION

Executive Officers

        The following table sets forth the name, age and current office of our executive officers who do not also serve on our Board of Directors. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
Laura McAllister Cox	49	Chief Legal and Gaming Compliance Officer
David W. Grimes	50	Chief Financial Officer
Gregory S. Gronau	50	Chief Operating Officer
Gay A. Nordfelt	59	Secretary

        Laura McAllister Cox, an attorney at law licensed to practice in New Jersey and Pennsylvania, has been Chief Legal and Gaming Compliance Officer for the Company since December 2003. Previously, Ms. McAllister Cox was an attorney for 16 years with the Atlantic City law firm of Cooper Levenson April Niedelman & Wagenheim, P.A. and became a partner of the firm in 1996. A member of the Cooper Levenson Casino Law Department, Ms. McAllister Cox represented casino operators, gaming manufacturers and distributors, and casino employees in all aspects of regulatory, licensing and litigation matters. As part of her practice, Ms. McAllister Cox handled gaming regulatory matters for GPI SAS since 1997, for the former Bud Jones Company since 2000 and for GPIC since 2002. Ms. McAllister Cox holds a Bachelor of Arts in Urban Studies from the University of Tennessee (1980) and a Juris Doctorate from Rutgers University School of Law (1987). Ms. McAllister Cox is a Trustee of the International Association of Gaming Advisors and is chair of the Casino Law Section of the New Jersey State Bar Association.

        David W. Grimes has been Chief Financial Officer of the Company since December 2006. From 1998 through 2006, Mr. Grimes served as Vice President at Artemis International, Inc., a provider of specialized natural colors and nutraceutical products. Between 1995 and 1998, he served as Chief Financial Officer and then as President and Chief Executive Officer of WFI Industries Ltd., a publicly-traded manufacturer of residential and commercial geothermal heating and air conditioning systems. Between 1988 and 1995, he served as Chief Financial Officer and Treasurer of Patton Electric Company, Inc., a manufacturer of fans, portable heaters and humidifiers, and, between 1986 and 1988, as a financial analyst at Unisys Corporation. Mr. Grimes received a Master of Business Administration from Harvard Business School and a Master of Accounting Science and a Bachelor of Science in accountancy from the University of Illinois.

        Gregory S. Gronau has been Chief Operating Officer of the Company since October 2008. From 2006 to March 2008, Mr. Gronau served as President and Chief Executive Officer of Cadillac Jack (Duluth, Georgia), a supplier of innovative games and systems to the gaming industry. From 2002 to 2006, he served as Vice President of Operations of Shuffle Master, Inc. (Las Vegas, Nevada), a publicly-traded supplier of automatic card shufflers and proprietary table games. At Shuffle Master, Mr. Gronau oversaw software and hardware research for two product lines and directed manufacturing operations for all products. Between 1996 and 2002, Mr. Gronau served as Director of Operations and Business Planning and then as Vice President of Distribution Services of WMS Industries, Inc. (Chicago, Illinois), a publicly-traded manufacturer of lottery terminals and slot machines.

        Gay A. Nordfelt has been Secretary of the Company since December 2006. Ms. Nordfelt has served as Executive Secretary to Gerard P. Charlier since December 2001. She has thirty years of experience in secondary and post-secondary business education and administration and she worked as an adjunct business instructor at Utah Valley State College from 1984 to 2001. Ms. Nordfelt received an undergraduate degree in English and business education from Weber State University and a Master of Business Education Administrative Management and Organizational Behavior from Brigham Young University.

 Security Ownership of Management and Other Beneficial Owners

        The following table sets forth information as of March 31, 2009 (except where another date is indicated), with respect to the beneficial ownership of our common stock by each of our executive officers and directors, and all of our executive officers and directors as a group. As of March 31, 2009, other than as listed below, we were not aware of any person beneficially owning more than 5% of our outstanding common stock. We have no other class of equity securities outstanding. There are no family relationships between any of our directors or executive officers. The business address of each 5% stockholder is 1700 Industrial Road, Las Vegas, Nevada 89102.

Name of Beneficial Owner	Ownership	Options/Warrants Exercisable Within 60 Days	Beneficial Ownership(1)		Percent of Class(2)
Executive Officers and Directors:
Elisabeth Carrette(7)	4,068,226	8,000	4,076,226	(3)	50.25	%(7)
Gerard P. Charlier	570,384	300,000	870,384	(4)	10.36%
Eric P. Endy(7)	272,282	2,000	274,282	(5)	3.38	%(7)
Robert J. Kelly	—	30,000	30,000		*
Alain Thieffry	9,000	14,000	23,000	(6)	*
Charles R. Henry	—	24,000	24,000		*
Martin A. Berkowitz	—	15,000	15,000		*
Laura McAllister Cox	3,500	—	3,500		*
David W. Grimes	—	—	—		*
Gregory S. Gronau	—	—	—		*
Gay Nordfelt	—	—	—		*
All executive officers and directors as a group (11 persons)	4,923,392	393,000	5,316,392		62.57%

*
Less than 1% of the outstanding shares of our common stock.

(1)
Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 31, 2009.

(2)
Any securities not outstanding which are subject to options exercisable within 60 days of March 31, 2009, are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.

(3)
Includes: (i) 4,048,124 shares held by Holding Wilson, S.A., of which Mrs. Carrette is the principal beneficial owner; (ii) 19,750 shares held by the Estate of Francois Carrette; and (iii) 8,000 options to purchase common stock granted pursuant to the 1994 Directors' Stock Option Plan currently held by Mrs. Carrette.

(4)
Includes 703 shares held by Mr. Charlier's spouse.

(5)
Includes (i) 235,924 shares held jointly by Mr. Endy and his spouse, (ii) 18,000 shares held by trusts established for the benefit of Mr. Endy's family, and (iii) 6,000 shares held by his spouse.

(6)
Does not include 4,048,124 shares held by Holding Wilson, S.A., of which Mr. Thieffry is the President of the Executive Board. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

(7)
Mrs. Carrette, directly and indirectly, has a first right of refusal to purchase any and all shares of the Company's common stock that Eric P. Endy desires to sell. As a result of this contractual relationship, Mrs. Carrette and Mr. Endy each acknowledge the existence of a group between them within the meaning of Section 13(d)(3) of the Securities Act. As a group, Mrs. Carrette and Mr. Endy beneficially own 4,350,508 shares, or 53.6% of the Company's common stock. Although Mrs. Carrette and Mr. Endy acknowledge the existence of a group between them, they each expressly disclaim beneficial ownership of the shares owned by the other person as they have no pecuniary interest in such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2008, all reports required under Section 16(a) filing requirements were filed as required, with the exception of certain reports on Form 4, which were inadvertently filed late by: (1) Martin A. Berkowitz, Charles R. Henry and Robert J. Kelly on June 16, 2008 each reporting a stock option grant on May 9, 2008, (2) Charles R. Henry on July 3, 2008 reporting a transaction on June 30, 2008, (3) Martin A. Berkowitz on August 19, 2008 reporting a stock option grant on August 8, 2008, and (4) Elisabeth Carrette on November 26, 2008 reporting a stock option grant on January 27, 2008.

Related Person Transactions

        We lease two manufacturing facilities totaling approximately 80,000 square feet located in San Luis Rio Colorado, Mexico from an entity controlled by the family of the General Manager of GPI Mexicana. The lease runs through December 2013 at the monthly rent amount of approximately $0.35 per square foot or $28,000. The 80,000 square feet represents a 14,000 square foot increase effective April 1, 2008, to accommodate the relocation of our Las Vegas-based chip manufacturing operations to Mexico.

        The charter of the Audit Committee of the Board of Directors requires the Audit Committee to review and approve related party transactions involving our directors and executive officers; however, the General Manager of GPI Mexicana is neither a director nor an executive officer.

Indemnification of Directors and Officers

        We have provided for indemnification to the fullest extent permitted by the provisions of Nevada law in our Articles of Incorporation and Bylaws. In addition, we have contractually agreed to indemnify each present and former director as of the closing date of the combination with Etablissements Bourgogne et Grasset against any claim arising out of or pertaining to any matter existing or occurring at or prior to the closing date of the combination, whether asserted or claimed prior to, at or after such closing date, to the fullest extent permitted under Nevada law and our Articles of Incorporation or Bylaws then in effect. We also maintain a directors' and officers' liability insurance policy. We agreed to maintain for a period of six years after the combination a directors' and officers' liability insurance policy covering those persons who were covered as of the date of the combination with coverage at least as favorable as the then existing coverage.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information concerning compensation earned for services rendered to the Company by the Chief Executive Officer and the Company's next two most highly compensated executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 2008. We have also included the information for Gregory S. Gronau who was appointed our Chief Operating Officer and Executive Vice President effective October 28, 2008.

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Gerard P. Charlier,	2008	$369,119	(1)	—	—	—	—	—	$54,253	(4)	$423,372
Chief Executive Officer and President	2007	$288,034	(1)	—	—	—	—	—	$56,754	(5)	$344,788

Gregory S. Gronau	2008	$32,692	(2)	—	—	—	—	—	$1,650	(6)	$34,342
Chief Operating Officer and Executive Vice President	2007	—		—	—	—	—	—	—		—

David W. Grimes,	2008	$189,000	(3)	$40,000	—	—	—	—	$16,714	(7)	$245,714
Chief Financial Officer	2007	$172,308	(3)	—	—	—	—	—	$13,737	(8)	$186,045

Laura McAllister Cox,	2008	$210,000		$10,000	—	—	—	—	$12,739	(9)	$232,739
Chief Legal and Gaming Compliance Officer	2007	$206,000		$10,000	—	—	—	—	$13,806	(10)	$229,806

(1)
Mr. Charlier received an annual salary of (a) $200,000 from GPI USA in 2008, and (b) $100,000 from GPI USA in 2007 until September 12, 2007, at which time his salary was increased to $200,000. In 2008 and 2007, he also received an annual salary of 115,000 euros ($169,119 in 2008 and $157,624 in 2007) from GPI SAS. To the extent applicable, the conversion of euros into U.S. dollars in this proxy statement has been calculated at the average exchange rate at the end of each applicable fiscal year.

(2)
Mr. Gronau was appointed Executive Vice President and COO effective October 28, 2008. This amount reflects the portion of his $250,000 annual salary paid during the 2008 fiscal year.

(3)
Mr. Grimes received an annual salary of (a) $189,000 in 2008, and (b) $160,000 in 2007 until May 2007, at which time his salary was increased to $180,000.

(4)
This amount reflects housing in the United States of $22,347, automobile expenses in the United States of $1,462, tax preparation expenses of $2,760, medical insurance (health, dental, vision and life) in the United States of $4,720, housing expenses in France of 5,854 euros ($8,609), automobile expenses in France of 1,646 euros ($2,422), medical insurance in France of 1,720 euros ($2,530) and a round trip airline ticket for Mrs. Charlier from France to Las Vegas, Nevada of 6,394 euros ($9,403).

(5)
This amount reflects housing in the United States of $20,991, automobile expenses in the United States of $1,213, medical insurance (health, dental, vision and life) in the United States of $4,692, housing expenses in France of 7,749 euros ($10,621), automobile expenses in France of 12,397 euros ($16,992), and medical insurance in France of 1,638 euros ($2,245).

(6)
This amount reflects $831 of automobile expense allowance and $819 of medical insurance (health, dental, vision and life).

(7)
This amount reflects $7,200 of automobile expense allowance, $4,914 of medical insurance (health, dental, vision and life) and $4,600 of 401(k) match.

(8)
This amount reflects $7,200 of automobile expense allowance, $4,885 of insurance (health, dental, vision and life) and $1,652 of 401(k) match.

(9)
This amount reflects $7,200 of automobile expense allowance, $1,067 of medical insurance (dental, vision and life) and $4,472 of 401(k) match.

(10)
This amount reflects $7,200 of automobile expense allowance, $2,046 of medical insurance (dental, vision and life) and $4,560 of 401(k) match.

 Employment Agreements

        Gerard P. Charlier.    On August 8, 2007, we entered into an employment agreement with Gerard P. Charlier pursuant to which he agreed to continue as the President and CEO of the Company and each of its subsidiaries GPI USA and GPI SAS. The employment agreement provides for a two-year term of employment expiring on September 12, 2009. Under the terms of his employment agreement, Mr. Charlier is entitled to:

  •
  an annual salary of $200,000 as President and CEO of the Company and 115,000 euros (US $158,560 as of the date of his employment agreement) as President and CEO of GPI SAS;

  •
  a housing allowance not to exceed $3,500 per month for housing in Las Vegas, Nevada and Beaune, France;

  •
  tax preparation services;

  •
  use of an automobile;

  •
  four weeks per annum of paid vacation;

  •
  participate in all medical, retirement, pension and other benefits made available to our employees; and

  •
  two round-trip business class airfares for Mr. Charlier's wife between France and Las Vegas, Nevada for each year during the term of the agreement.

        Gregory S. Gronau.    On October 28, 2008, we entered into an employment agreement with Gregory S. Gronau for his appointment as our Executive Vice President and Chief Operating Officer. The employment agreement provides for a three-year term of employment expiring on October 28, 2011, with automatic renewals for additional one-year periods unless either party provides for notice that the agreement will not be extended. Mr. Gronau supervises the day-to-day operations of our North American operations conducted through our subsidiaries, GPI USA and GPI Mexicana. The appointment of Mr. Gronau was part of a succession plan necessitated by the planned retirement of Mr. Charlier in September 2009. While it is the current intention of the Board of Directors to appoint Mr. Gronau to the positions of President and Chief Executive Officer upon the retirement of Mr. Charlier, no assurance can be given that Mr. Gronau will be appointed to such positions. Under the terms of his employment agreement, in connection with his appointment as Executive Vice President and Chief Operating Officer, Mr. Gronau is entitled to:

  •
  an annual salary of $250,000;

  •
  a bonus up to 25% of his annual salary as determined by the Board of Directors in its sole discretion based on Mr. Gronau's achieving annual objectives specified by the Board of Directors after consultation with Mr. Gronau. For the year ending December 31, 2008, Mr. Gronau will be guaranteed a bonus equal to 25% of the salary paid to him during that year and Mr. Gronau has agreed to use such amount (net of withholding taxes) to purchase shares of our common stock;

  •
  a stock option to purchase 150,000 shares of our common stock at an exercise price equal to the last sale price of our common stock on the NASDAQ Stock Market on the date of grant, subject to approval by our stockholders of the option or of a new stock option plan to which the stock option would be subject. The stock option shall vest over a five-year period;

  •
  an automobile allowance of $600 per month; and

  •
  participate in all medical, retirement, pension or other benefit plans made available to our employees.

        If and when Mr. Gronau is appointed President and Chief Executive Officer, Mr. Gronau would then be entitled to:

  •
  an increase in annual salary to $300,000;

  •
  commencing in the year ending December 31, 2010, a bonus up to 50% of his annual salary as determined by the Board of Directors in its sole discretion based on Mr. Gronau's achieving annual objectives specified by the Board of Directors after consultation with Mr. Gronau;

        David W. Grimes.    On November 20, 2006, we entered into a letter agreement with David W. Grimes regarding his appointment as our Chief Financial Officer. Under the terms of his agreement, Mr. Grimes' employment is for no specific term and he is considered an "at will" employee. Mr. Grimes is entitled to:

  •
  an annual salary of commencing at $160,000, subject to increases;

  •
  an automobile allowance of $600 per month;

  •
  four weeks per annum of paid vacation; and

  •
  participate in all medical, retirement, pension or other benefit plans made available to our employees.

        See "Potential Payments Upon Termination or Change in Control" below for a discussion of the benefits and payments Mr. Charlier, Mr. Grimes and Mr. Gronau may receive upon their retirement or termination of employment, as applicable.

Potential Payments upon Termination or Change in Control

        The following section describes the benefits that may become payable to our named-executive officers in connection with a termination of their employment with the Company or a change in control of the Company.

  Gerard P. Charlier

          Cash Severance.     Mr. Charlier's employment agreement, described above under "Description of Employment Agreements," provides for certain benefits to be paid to Mr. Charlier in connection with a termination of his employment with the Company under certain circumstances. If Mr. Charlier's employment is terminated by us for any reason other than death, Permanent Disability or Cause (each as defined in the employment agreement), we have agreed to:

    •
    pay in a lump sum his full base salaries through the date of termination of his employment, and an amount equal to his accrued vacation time;

    •
    continue to pay his base salaries at the rate in effect on September 1, 2007 (U.S. $100,000 and 115,000 euros) for 24 months from the date of termination; and

    •
    provide him and his dependents with medical and dental benefits for the same period.

          Stock Options.     The Incentive Plan provides that all vesting on all unexercised stock options will accelerate in the event of a change in control (as defined in the Incentive Plan). All of Mr. Charlier's stock options are fully vested and exercisable.

          Restrictive Covenants.     Pursuant to Mr. Charlier's employment agreement, he has agreed that, while he is serving as President and CEO of the Company and its subsidiaries, not to disclose or use any confidential information of the Company except in the course of his employment with the Company. Mr. Charlier has also agreed that during and for a period of two years following a termination of his employment with the Company for any reason, he will not compete with the Company in any manner. The Company may consent to Mr. Charlier accepting employment or engaging in activities in competition with the Company, in which case, all severance payments and benefits would cease. In addition, Mr. Charlier has agreed that during and for a period of two years following a termination of his employment with the Company, he will not solicit for employment any employee or consultant of the Company.

  Gregory S. Gronau

          Cash Severance.     Under the terms of Mr. Gronau's employment agreement described above, if we terminate Mr. Gronau's employment with the Company other than for Cause or Incapacity (each as defined in the employment agreement), we have agreed to continue to pay his annual salary in effect on the date of termination for a period of (i) six months if he is then serving as Executive Vice President and COO, or (ii) twelve months if he is then serving as President and CEO.

          Restrictive Covenants.     Pursuant to Mr. Gronau's employment agreement, he has agreed not to disclose any confidential information of the Company or its affiliates, licensors, suppliers and customers at any time during or after the term of his employment agreement. Mr. Gronau has also agreed that during and for a one-year period following a termination of his employment with the Company, he will not compete with the Company anywhere in the United States. In addition, Mr. Gronau has agreed that during and for a period of two years following a termination of his employment with the Company, he will not (i) solicit for employment any employee or agent of the Company, or (ii) solicit or entice any customer and/or vendor of the Company to cease doing business with the Company.

        David W. Grimes.    As described above, on November 20, 2006, we entered into a letter agreement with Mr. Grimes regarding his appointment as our Chief Financial Officer. Under the terms of the agreement, if Mr. Grimes' employment is terminated for any reason other than by us for Cause (as defined in the agreement) or by Mr. Grimes for any reason, we have agreed to pay Mr. Grimes a severance amount equal to three months of his base salary.

        Laura McAllister Cox.    Pursuant to a letter provided to Ms. McAllister Cox, our Chief Legal and Gaming Compliance Officer, and a resolution of the Board of Directors, we have agreed to pay Ms. McAllister Cox a severance payment equal to six months of her salary if we terminate her employment without cause or if she voluntarily resigns her employment upon at least three months' prior notice.

Outstanding Equity Awards at 2008 Year-End

        The following table presents information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Gerard P. Charlier	100,000	—	—	$3.40	12/31/10
Gerard P. Charlier	200,000	—	—	$3.40	9/12/12
David W. Grimes	—	—	—	—	—
Laura McAllister Cox	—	—	—	—	—
Gregory S. Gronau	—	—	—	—	—

 Description of Equity Incentive Plans

        The Incentive Plan expired on January 30, 2004, except as to the stock options outstanding on that date. Other than the stock options to purchase an aggregate of 300,000 shares granted to Mr. Charlier, no other stock options are currently outstanding under the Incentive Plan. The Incentive Plan provided for the grant of stock options to executive officers, key employees, outside consultants and employee-directors. The aggregate number of shares issuable under the Incentive Plan was 1,000,000. In general, an initial option grant under the Incentive Plan vested over a four year period, with one-fourth of the option grant vesting at the end of each year; however, the vesting schedule for individual participants varied. The options granted under the Incentive Plan expire 10 years after the date of the grant. None of the options granted were at less than the fair market value of our common stock on the date of grant.

        On May 6, 2009, subject to stockholder approval, Mr. Gronau is to be granted a stock option to purchase 150,000 shares of common stock pursuant to the terms of his employment agreement, dated October 28, 2008. For an explanation of the material terms of Mr. Gronau's stock option see Proposal 2 below.

PROPOSAL 2—APPROVAL OF THE STOCK OPTION AGREEMENT
WITH GREGORY S. GRONAU

        We are asking our stockholders to approve the stock option agreement with Gregory S. Gronau (the "Gronau Option Agreement"). Pursuant to his employment agreement in connection with his appointment as Executive Vice President and Chief Operating Officer of the Company in October 2008, subject to stockholder approval, Mr. Gronau is entitled to receive, among other things, a stock option to purchase 150,000 shares of the Company's common stock at an exercise price per share equal to the last sale price on the date of grant. The terms of the stock option are set forth in the Gronau Option Agreement, a copy of which is attached to this Proxy Statement as Appendix A. The material terms of the Gronau Option Agreement are described below, but such description is qualified in its entirety by reference to the complete text of the Gronau Option Agreement.

        The Gronau Option Agreement will not become effective unless stockholder approval is obtained at the Annual Meeting. The Gronau Option Agreement will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal. If the stockholders approve the proposal, the Gronau Option Agreement will be effective, and the underlying stock option will be granted, as of the date of its approval by the stockholders.

Summary of the Gronau Option Agreement

        Generally.    Under the Gronau Option Agreement, Mr. Gronau will have the right to purchase 150,000 shares of the Company's common stock at an exercise price per share equal to the last sale price on the date of grant. The stock option will have a ten year term and vests over a five-year period as follows: 20,000 shares on the first anniversary of the date of grant, 30,000 shares on the second anniversary of the date of grant, 30,000 shares on the third anniversary of the date of grant, 30,000 shares on the fourth anniversary of the date of grant, and 40,000 shares on the fifth anniversary of the date of grant. If Mr. Gronau's employment with the Company terminates for any reason other than Cause (as defined in the Gronau Option Agreement), the portion of the option that is vested on the Date of Termination (as defined in the Gronau Option Agreement) will remain exercisable until the date 90 days after the termination date (one year in the case of termination by reason of Incapacity (as defined in the Gronau Option Agreement), on which date it shall expire. Any unvested portion of the stock option will expire on the Date of Termination. In the event of termination of Mr. Gronau's employment for Cause, the stock option shall expire on the Date of Termination. In no event shall the stock option be exercisable after the expiration of its ten year term.

        Adjustments Upon Certain Events.    The number of shares of the Company's common stock covered by the stock option, as well as the exercise price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's common stock resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company's common stock) or reclassification of the Company's common stock or any other increase or decrease in the number of issued shares of the Company's common stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of any shares of stock under an incentive plan or employment arrangement with the Company). The following shall not be deemed to have been effected without the receipt of additional consideration: the conversion (or exchange) of any debt or equity convertible securities of the Company for shares of the Company's common stock, the exercise of any option, warrant, subscription or other right for the purchase of shares of the Company's common stock, or the issuance of shares of the Company's common stock as part of a financing or increase of capital or secondary offering. Any such adjustment shall be determined in good faith by the Compensation Committee of the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits intended under the Gronau Option Agreement, and the Compensation Committee's determination in that respect shall be final, binding and conclusive. In the event of a Change of Control (as defined in the Gronau Option Agreement), if the Compensation Committee makes no provision for the assumption of the Gronau Option Agreement by the successor corporation, then the stock option shall terminate as of a date fixed by the Compensation Committee which is at least 30 days after the notice thereof to Mr. Gronau and shall give Mr. Gronau the right to exercise his option as to all or any part of the shares, including shares as to which the stock option would not otherwise be exercisable.

New Plan Benefits

        The table below summarizes certain information with respect to the stock option to be granted to Mr. Gronau on May 6, 2009, which are contingent upon stockholder approval of this Proposal 2. Other than Mr. Gronau, no officer, director or employee of the Company is eligible to receive any stock options or other benefits under the Gronau Option Agreement.

Name	Dollar Value	Number of Units
Gregory S. Gronau Executive Vice President and Chief Operating Officer	—	150,000	(1)
Gerard P. Charlier Chief Executive Officer and President	—	—
David W. Grimes Chief Financial Officer	—	—
Laura McAllister Cox Chief Legal and Gaming Compliance Officer	—	—
Executive Group	—	150,000
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

    (1)
    The stock option vests over a five-year period as follows: 20,000 shares on the first anniversary of the date of grant, 30,000 shares on the second anniversary of the date of grant, 30,000 shares on the third anniversary of the date of grant, 30,000 shares on the fourth anniversary of the date of grant, and 40,000 shares on the fifth anniversary of the date of grant.

Federal Income Tax Consequences

        The following is a brief, general description of federal income tax consequences of the receipt and exercise of the stock option granted to Mr. Gronau pursuant to the terms of the Gronau Option Agreement. This description is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area.

        Non-Qualified Stock Options.    Our grant of a non-qualified stock option to Mr. Gronau is generally a non-taxable event to him. Upon the exercise of a non-qualified stock option, Mr. Gronau will generally recognize ordinary income equal to the excess of the fair market value of the shares he acquired upon exercise (determined as of the date of exercise) over the exercise price of the non-qualified stock option. We will generally be able to deduct as compensation expense the amount of ordinary income recognized by Mr. Gronau. Mr. Gronau's subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares.

        Withholding.    Because Mr. Gronau is our employee, we ordinarily will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by him in connection with the stock option granted under the Gronau Option Agreement.

        Special Rules Applicable to Insiders.    Because Mr. Gronau is an "insider," he may be required to defer determination of the amount of income and the timing of income recognition in connection with his stock option under the Gronau Option Agreement, and the beginning of the holding period for any shares he receives, until the expiration of any period during which he would be restricted from disposing of any shares he received. Mr. Gronau will not be required to defer those determinations if he makes a valid election under Section 83(b) of the Internal Revenue Code.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2008, about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	399,000	(1)	$5.18	258,000	(2)(3)
Equity compensation plans not approved by security holders	None		None	None

Total	399,000		$5.18	258,000

(1)
Reflects outstanding stock options to purchase 300,000 shares of common stock granted under our 1994 Long-Term Incentive Plan, and stock options to purchase 99,000 shares of common stock granted under our 1994 Directors' Stock Option Plan.

(2)
These shares were available for future issuance under our 1994 Directors' Stock Option Plan.

(3)
Does not include a stock option to purchase 150,000 shares of common stock to be granted to Gregory S. Gronau on May 6, 2009, pursuant to the terms of his employment agreement, dated October 28, 2008. In Proposal 2 herein, the Company is asking our stockholders to approve Mr. Gronau's stock option agreement at the Annual Meeting.

Recommendation of our Board of Directors

        Our Board of Directors believes that the approval of the Gronau Option Agreement will promote the interests of the Company and of our stockholders and enables us to attract and motivate an individual whom our Board of Directors has determined possesses the characteristics necessary to improve our performance. The Gronau Option Agreement will reward Mr. Gronau only as the value of our common stock increases.

        Approval and adoption of the Gronau Option Agreement requires that the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

        Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the vote on this proposal.

        Our Board of Directors recommends that you vote "FOR" the approval and adoption of the Gronau Option Agreement.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Moss Adams LLP (Moss Adams) was our independent registered public accounting firm for the year ended December 31, 2008, and has reported on our consolidated financial statements in the annual report that accompanies this proxy statement. Our independent registered public accounting firm is appointed by our Audit Committee. The Audit Committee intends to reappoint Moss Adams as our independent registered public accounting firm for the year ending December 31, 2009. A representative of Moss Adams will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. In the event that the stockholders do not approve Moss Adams as our independent registered auditor, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

 Audit Committee Report

        The following is the report of the Audit Committee with respect to Gaming Partners International Corporation's audited consolidated financial statements for the fiscal year ended December 31, 2008.

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has discussed with Moss Adams LLP (Moss Adams), the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams required by the applicable requirements of the Public Company Accounting Oversight Board, which relates to the auditor's independence from the Company and its related entities, and has discussed with Moss Adams their independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Berkowitz meets the definition of an audit committee financial expert as set forth in Item 407(d)(5)(ii) of SEC Regulation S-K.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE
Robert J. Kelly, Chairman
Martin A. Berkowitz
Charles R. Henry

Fees Paid to Independent Public Accounting Firm

        The following table shows the fees for professional audit services provided by Moss Adams for the fiscal years ended December 31, 2008 and 2007, for the audit of our annual consolidated financial statements and the fees billed for other services rendered during those periods.

	December 31, 2008	December 31, 2007
Audit Fees(1)	$423,145	$481,134
Audit-Related Fees(2)	—	—
Tax Fees(3)	48,470	54,265
All Other Fees	—	—

Total Fees	$471,615	$535,399

    (1)
    Fees for the professional services rendered for the audit of GPIC's annual consolidated financial statements, review of consolidated financial statements included in our 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.

    In addition, Mazars rendered audit services resulting in fees totaling 118,000 euros ($173,530) and 120,810 euros ($165,599) for the years ended December 31, 2008 and 2007, respectively.

    (2)
    Fees for assurance and related services that are reasonably related to the performance of the audit or review of GPIC's financial statements. There were no audit-related fees for either 2008 or 2007.

    (3)
    Fees for professional services rendered with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns, claims for refunds, payment planning and tax law interpretation.

Pre-Approval Policies and Procedures

        The Audit Committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent registered public accounting firm. The Audit Committee approved the engagement of Moss Adams to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2008 and to provide certain non-audit services to the Company and its subsidiaries. None of the engagements pre-approved by the Audit Committee during 2008 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC.

Recommendation of Our Board of Directors

        The ratification of the appointment of Moss Adams as our independent registered public accounting firm will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast in opposition to this proposal.

        Our Board of Directors recommends that you vote "FOR" the ratification of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        We currently expect that the 2010 Annual Meeting of Stockholders will be held on May 6, 2010. Our Amended and Restated Bylaws state that a stockholder of record must give the Secretary of the Company written notice, at the Company's principal executive offices, of its intent to present a proposal at the

Company's 2010 Annual Meeting of Stockholders by February 5, 2010, but not before January 6, 2010. However, in the event that the 2010 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 6, 2010, the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. Additionally, in order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be considered by the Company for inclusion in the Company's proxy materials for the 2010 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at the Company's executive offices no later than the close of business on December 7, 2009.

OTHER MATTERS

        Our 2008 Annual Report on Form 10-K, containing audited consolidated financial statements but without exhibits, accompanies this proxy statement. The Form 10-K as filed with the SEC including exhibits is available by accessing our website at www.gpigaming.com and clicking on "Investor Information" and then "SEC Filings." Stockholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

Gaming Partners International Corporation
Attn: Corporate Secretary
1700 Industrial Road
Las Vegas, Nevada 89102-2620
Fax: (702) 598-2494

        As of the date of this proxy statement, our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the Annual Meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

By Order of the Board of Directors

Gay A. Nordfelt Secretary
Las Vegas, Nevada April 6, 2009

Appendix A

GAMING PARTNERS INTERNATIONAL CORPORATION
STOCK OPTION AGREEMENT

        FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Gaming Partners International Corporation, a Nevada corporation (the "Company") hereby grants to Gregory S. Gronau (the "Option Holder"), the option to purchase shares of the common stock, $0.01 par value per share, of the Company ("Shares"), upon the terms set forth in this stock option agreement (this "Agreement"):

        WHEREAS, the Option Holder has been granted the following award and the following terms reflect the Employment Agreement, dated as of October 28, 2008, between the Company and Option Holder (the "Employment Agreement");

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Defined Terms.

        Capitalized terms used herein and not otherwise defined herein shall have the same meaning ascribed to such terms in Annex A attached hereto, or if not defined therein, in the Employment Agreement. This Agreement and the grant herein made pursuant to the Employment Agreement, the applicable terms of which are incorporated herein by reference.

2. Grant.

        The Option Holder is hereby granted a stock option (the "Option") to purchase 150,000 Shares (the "Option Shares"). The Option is granted as of May 6, 2009 (the "Date of Grant"). This Option shall not be treated as an "incentive stock option" as defined in Section 422 of the Code.

3. Status of Option Shares.

        The Option Shares shall upon issue rank equally in all respects with the other Shares.

4. Option Price.

        The purchase price for the Option Shares shall be, except as herein provided, $[insert last sale price on the Date of Grant] per Option Share, hereinafter sometimes referred to as the "Option Price," payable immediately in full upon the exercise of the Option.

5. Term of Option.

        The Option may be exercised only during the period (the "Option Period") set forth in Section 7 below and shall remain exercisable until the tenth anniversary of the Date of Grant. Thereafter, the Option Holder shall cease to have any rights in respect thereof.

6. Vesting; Exercisability.

        Subject to the Option Holder's continued employment with the Company, the Option will vest and become exercisable over a five-year period as follows: 20,000 shares on the first anniversary of the Date of Grant, 30,000 shares on the second anniversary of the Date of Grant, 30,000 shares on the third anniversary of the Date of Grant, 30,000 shares on the fourth anniversary of the Date of Grant, and 40,000 shares on the fifth anniversary of the Date of Grant.

7. Exercise of Option.

        The Option may be exercised for all, or from time to time any part, of the Option Shares for which it is then exercisable. The exercise date shall be the date the Company receives a written notice of exercise signed by the Option Holder, specifying the whole number of Option Shares in respect of which the Option is being exercised, accompanied by (a) full payment for the Option Shares with respect to which the Option is exercised, in a manner acceptable to the Company, of the Option Price for the Option Shares for which the Option is being exercised and (b) payment by the Option Holder of all payroll, withholding or income taxes incurred in connection with the Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). The purchase price for the Shares as to which the Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Option Holder (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Option Holder for no less than six months, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Option Shares hereunder if the issuance of the Option Shares would violate the provision of any applicable law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that the Option Shares may be issued without resulting in such violations of law.

8. Exercisability Upon Termination of Employment by Incapacity.

        Upon a termination of Gronau's employment by reason of Incapacity (as defined in the Employment Agreement), the Option may be exercised within one year following the Date of Termination due to Incapacity (subject to any earlier termination of the Option as provided herein), by the Option Holder (or in the event the Option Holder is legally incompetent, by his legal representative or guardian), but only to the extent to which the Option was vested and exercisable at the Date of Termination due to Incapacity, and the Option Holder's unvested and/or unexercisable portion of the Option shall be forfeited. To the extent that the Option Holder does not exercise the Option (to the extent to which such Option was vested and exercisable) within the time specified herein, the unexercised Option shall terminate.

9. Exercisability Upon Termination of Employment for Cause.

        Upon a Termination of Employment for Cause, the Option (whether vested, unvested, exercisable or unexercisable) shall expire on the Date of Termination.

10. Effect of Other Termination of Employment.

        Upon a termination of Gronau's employment for any reason (other than Incapacity or Cause), the unexercised Option may thereafter be exercised during the period ending 90 days after the Date of Termination by the Option Holder (or in the case of death, by the Option Holder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance), but only to the extent to which the Option was vested and exercisable at the Date of Termination, and the Option Holder's unvested and/or unexercisable portion of the Option shall be forfeited. To the extent that the Option Holder does not exercise the Option (to the extent to which such Option was vested and exercisable) within the time specified herein, the unexercised Option shall terminate.

11. Lock Up Agreement.

        The Option Holder agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Option Holder shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the

Company, the Option Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Option Shares issued pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be.

12. Transfer of Shares.

        Except as otherwise expressly provided in this Agreement, the Option and all rights thereto may not be sold, assigned, pledged, hypothecated, encumbered or transferred by the Option Holder and during the lifetime of the Option Holder the Option shall be exercisable only by such Option Holder. The Option Shares, once issued, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities, gaming and other laws, and the terms and conditions this Agreement.

13. Expenses of Issuance of Option Shares.

        The issuance of stock certificates upon the exercise of the Option in whole or in part, shall be without charge to the Option Holder. The Company shall pay, and indemnify the Option Holder from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the exercise of the Option in whole or in part or the resulting issuance of the Option Shares.

14. Withholding.

        No later than the date of transfer of the Shares pursuant to the exercise of the Option granted hereunder (and in any event no later than three days after Option exercise), the Option Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of the Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Option Holder, federal, state and local taxes of any kind required by law to be withheld upon the exercise of the Option.

15. Adjustments Upon Certain Events

        Notwithstanding any other provisions in this Agreement to the contrary, the following provisions shall apply to the Option granted under this Agreement:

          (a)    Generally.    Subject to any required action by the stockholders of the Company, the number and type of Shares covered by the Option, as well as the exercise price per Share covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company's common stock) or reclassification of the Company's common stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of any shares of stock under an incentive plan or employment arrangement with the Company); provided, however, that the conversion (or exchange) of any debt or equity convertible securities of the Company for shares of the Company's common stock, the exercise of any option, warrant, subscription or other right for the purchase of shares of the Company's common stock, or the issuance of shares of the Company's common stock as part of a financing or increase of capital or secondary offering, shall not be deemed to have been effected without the receipt of consideration. Any such adjustment shall be determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended under this Agreement, and the Committee's determination in that respect shall be final, binding and conclusive.

          (b)    Change of Control.    In the event of a Change of Control, if the Committee does not make any provision for the assumption of the Option by the successor corporation, then the Option shall terminate as of a date fixed by the Committee which is at least 30 days after the notice thereof to the Option Holder and shall give the Option Holder the right to exercise the Option as to all or any part of the Option Shares, including any Option Shares as to which the Option would not otherwise be exercisable.

16. Limitation of Liability.

        No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Agreement, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

17. No Right to Continued Employment.

        Except as express provided in the Employment Agreement, neither this Agreement nor the granting of an Option under this Agreement shall impose any obligation on the Company or a subsidiary or any affiliate of the Company to continue the employment or service of the Option Holder or lessen or affect the Company's or any subsidiary or affiliate of the Company's right to terminate the employment or service of the Option Holder.

18. References.

        References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Option.

19. Notices.

        Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:	Gaming Partners International Corporation 1700 Industrial Road Las Vegas, Nevada 89102 Attn: Secretary
If to the Option Holder:	Gregory S. Gronau

20. Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada without regard to conflict of laws principles.

21. Entire Agreement.

        This Agreement and the Employment Agreement constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Employment Agreement.

22. Counterparts.

        This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Date of Grant.

GAMING PARTNERS INTERNATIONAL CORPORATION
By:

Gregory S. Gronau	Name:

Title:

Annex A to Stock Option Agreement

        Whenever used in the Stock Option Agreement, dated as of May 6, 2009, between Gaming Partners International Corporation, a Nevada corporation, and Gregory S. Gronau, the following words and phrases shall have the following meanings:

          (a)    Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b)    Beneficial Owner or Beneficially Owned:    As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (c)    Board:    The board of directors of the Company.

          (d)    Change of Control:    The occurrence of any of the following events:

              (i)  any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") other than a Person who was such a Beneficial Owner prior to the Date of Grant; provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (ii) of this paragraph (b);

             (ii)  the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

            (iii)  the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

            (iv)  during any period of twenty-four months (not including any period prior to the Date of Grant), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iii) of this paragraph (d), (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities other than a Person who was such a Beneficial Owner prior to the Date of Grant) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

             (v)  the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

          (e)    Committee:    The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Compensation Committee hereunder, or if no such committee shall be designated or in office, the Board.

          (f)    Fair Market Value:    On a given date, the last reported sale price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (g)    Person:    As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

GAMING PARTNERS INTERNATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2009

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Gaming Partners International Corporation (the Company) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K in connection with the Annual Meeting of the Company to be held at Gaming Partners International Corporation, 1700 Industrial Road, Las Vegas, Nevada, on Wednesday, May 6, 2009, at 9:00 o’clock in the morning, Pacific Daylight Time, and hereby appoints Gerard P. Charlier and David W. Grimes and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said Annual Meeting and at any adjournment thereof.  The proxies are instructed to vote as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GAMING PARTNERS INTERNATIONAL CORPORATION

May 6, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=100797&p=irol-sec

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

\/            Please detach along perforated line and mail in the envelope provided.            \/

THE BOARD OF DIRECTORS RECCOMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		NOMINEES:			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:		2.	APPROVAL OF STOCK OPTION	☐	☐	☐
		O Martin A. Berkowitz		AGREEMENT WITH GREGORY
☐	FOR ALL NOMINEES	O Elisabeth Carrette		S. GRONAU.
O Gerard P. Charlier
☐	WITHOUT AUTHORITY	O Eric P. Endy	3.	RATIFICATION OF THE APPOINT-	FOR	AGAINST	ABSTAIN
	FOR ALL NOMINEES	O Charles R. Henry		MENT OF MOSS ADAMS LLP AS	☐	☐	☐
		O Robert J. Kelly		INDEPENDENT REGISTERED
☐	FOR ALL EXCEPT	O Alain Thieffry		PUBLIC ACCOUNTING FIRM FOR
	(See instructions below)			THE FISCAL YEAR ENDING
DECEMBER 31, 2009.

			4.	IN THEIR DISCRETION, UPON
SUCH OTHER MATTER AS
MAY PROPERLY COME BEFORE
THE ANNUAL MEETING.
INSTRUCTION: To withhold authority to vote for any
individual nominee(s), mark “FOR ALL EXCEPT” and fill
in the circle next to each nominee you wish to withhold,
as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The shares represented by this proxy will be voted as specified.  If  no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.

Signature of Stockholder				Date

Signature of Stockholder				Date

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.